OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200

                                                 July 25, 1997






Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:      The Solomon-Page Group, Ltd.
                           REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-8 filed the date hereof with the Securities and Exchange Commission (the "Registration Statement") by The Solomon-Page Group, Ltd., a Delaware corporation (the "Company"). The Registration Statement relates to an aggregate of 2,600,000 Common Shares $.001 par value of the Company (the "Shares"), consisting of (i) 1,500,000 Shares to be issued and sold by the Company in accordance with the Company's 1993 Long Term Incentive Plan (the "Long Term Incentive Plan"), (ii) 100,000 Shares to be issued and sold by the Company in accordance with the Company's 1995 Directors' Stock Option Plan (the "Directors' Plan") and (iii) 1,000,000 Shares to be issued and sold by the Company in accordance with the Company's 1996 Stock Option Plan (together with the Long Term Incentive Plan and the Directors' Plan, the "Plans").

                  We  advise  you  that we have  examined  originals  or  copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, each as amended to date, minutes of meetings of the Board of Directors and stockholders of the Company, the Plans and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents

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Securities and Exchange Commission
July 25, 1997
Page -2-


submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the Plans, will be duly and validly issued, fully paid and non-assessable.

                  We are members of the Bar of the State of New York and we express no opinion as to any laws other than the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

                  We consent to the reference to this firm under the caption "Legal Matters" in the resale prospectus contemplated by the rules and regulations under the Securities Act of 1933, as amended.



                                 Very truly yours,


                                 /S/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
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                                 OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP